UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant [ ]

Check the appropriate box:
     [ ]  Preliminary Proxy Statement
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          Rule 14a-6(e)(2))
     [ ]  Definitive Proxy Statement
     [ ]  Definitive Additional Materials
     [X]  Soliciting Material Pursuant to Rule 14a-12


                          UNISOURCE ENERGY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.

          (1)  Title of each class of securities to which transaction applies:

          (2)  Aggregate number of securities to which transaction applies:

          (3) Per unit price or underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

          (4)  Proposed maximum aggregate value of transaction:

          (5)  Total fee paid:

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THIS FILING CONSISTS OF 1) A PRESS RELEASE OF UNISOURCE ENERGY CORPORATION
("UNISOURCE ENERGY") DATED NOVEMBER 24, 2003, WHICH IS ALSO POSTED ON UNISOURCE ENERGY'S WEBSITE AT WWW.UNISOURCEENERGY.COM, 2) A SHEET CONTAINING A LIST OF TRANSACTION TALKING POINTS, 3) A LETTER, DATED NOVEMBER 24, 2003, FROM MR. PIGNATELLI, CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF UNISOURCE ENERGY, TO THE EMPLOYEES OF TUCSON ELECTRIC POWER COMPANY, A SUBSIDIARY OF UNISOURCE ENERGY, 4) A LETTER, DATED NOVEMBER 24, 2003, FROM MR. PIGNATELLI TO THE EMPLOYEES OF UNISOURCE ENERGY SERVICES, A SUBSIDIARY OF UNISOURCE ENERGY, 5) A MANAGER'S QUESTION AND ANSWER SHEET, 6) A SHEET CONTAINING A LIST OF TRANSACTION FACTS, WHICH IS ALSO POSTED ON UNISOURCE ENERGY'S WEBSITE AND 7) A SHEET CONTAINING INFORMATION ABOUT EMPLOYEE STOCK OPTIONS.

[UNISOURCE LOGO]   UNISOURCE ENERGY
                   NEWS

FOR IMMEDIATE RELEASE                                          November 24, 2003
Media Contact: Steven W. Lynn (520) 884-3629                         Page 1 of 4
Financial Analyst Contact: Jo Smith (520) 884-3650

           UNISOURCE ENERGY APPROVES TRANSACTION WITH INVESTOR GROUP; SIGNIFICANT EQUITY INVESTMENT WOULD STRENGTHEN LOCAL UTILITIES

TUCSON, ARIZ. - The Board of Directors of UniSource Energy Corporation (NYSE:
UNS) has approved an investor group's offer to acquire all of the company's outstanding shares in a transaction that would strengthen the capital base of the company's regulated utility operations.

The transaction provides up to $260 million of additional capital to Tucson Electric Power Company (TEP), UniSource Energy's principal subsidiary, including the retirement of a $95 million inter-company loan from TEP to UniSource Energy.

An affiliate of Saguaro Utility Group, L.P. has agreed to pay $25.25 per share of UniSource Energy common stock, representing a premium of 30 percent over the closing price on Friday, November 21, 2003. The group's general partner is Sage Mountain, L.L.C., an Arizona company managed and owned by Frederick B. Rentschler, former president and chief executive officer of Armour-Dial, Beatrice Companies and Northwest Airlines. The group's limited partners are investment funds affiliated with Kohlberg Kravis Roberts & Co., J.P. Morgan Partners, LLC, and Wachovia Capital Partners.

The approximately $3 billion transaction would leave UniSource Energy's senior management team in place, and the company's headquarters would remain in Tucson. No changes in UniSource Energy's operations or personnel are anticipated as a result of this transaction.

"This transaction gives our local management team additional resources to help us serve the energy needs of communities across Arizona," said James S. Pignatelli, who would continue as UniSource Energy's Chairman, President and Chief Executive Officer under the proposed purchase.

"We will be a stronger company as a result of this transaction. This investment ensures that we can maintain the service and reliability that have become our hallmarks while pursuing our plans to bring service improvements to our customers and communities," Pignatelli said.

"Our Board of Directors approved this transaction after careful consideration of the best interests of all of our constituents, including our shareholders, customers, communities and employees. Shareholders of UniSource Energy will realize the full value of their investments, our customers and communities will


                                    - MORE -

UNISOURCE ENERGY APPROVES OFFER FROM INVESTORS                 November 24, 2003
                                                                     Page 2 of 4

benefit from a significantly strengthened, locally operated utility company, and our employees will enjoy the enhanced opportunities that will accompany our development," Pignatelli said.

UniSource Energy serves approximately 550,000 customers across Arizona through its two regulated subsidiaries, TEP and UniSource Energy Services (UES). TEP provides electric service to more than 360,000 customers in the Tucson metropolitan area, while UES serves 77,500 electric customers and 126,000 gas customers in other parts of the state. UniSource Energy's subsidiaries also include Millennium Energy Holdings, Inc., which oversees the company's unregulated investments, and UniSource Energy Development Company, which is developing a 400-MW coal fired generator at TEP's Springerville Generating Station.

"We are delighted to be making this investment in one of Arizona's great public utilities," said Scott Stuart, a member of KKR. "As long-term investors, our goal is to invest in the highest quality businesses and back the strongest management teams we can find, providing them with the financial resources to implement their strategic initiatives. Through this investment, UniSource Energy will be able to move more quickly and decisively to pursue its plans to further strengthen its businesses and enhance service and reliability for customers in Arizona. We believe we have found the right team with the right game plan in UniSource Energy."

"Jim Pignatelli, his senior management team and UniSource Energy's 1,700-plus employees have built an outstanding reputation for balancing the interests of the company, its customers and the communities they serve," said Jeffrey Walker, Managing Partner of J.P. Morgan Partners. "UniSource Energy satisfies the energy needs in one of the fastest growing regions in the U.S., and we look forward to supporting their continued growth."

The transaction is structured as a merger and is expected to close in the second half of 2004. The transaction is subject to customary closing conditions, including the approval of UniSource Energy shareholders and approvals and other actions by the Arizona Corporation Commission (ACC), the Securities and Exchange Commission under the Public Utility Holding Company Act, the Federal Energy Regulatory Commission under the Federal Power Act and federal antitrust authorities under the Hart-Scott-Rodino Antitrust Improvements Act.

TEP and UES would remain under the oversight of the ACC, which sets utility rates for Arizona consumers. The purchase would not affect the rates paid by UniSource Energy's utility consumers. TEP's rates are frozen through December 2008, while UES' rates are frozen through August 2007.

Pignatelli will discuss the proposed acquisition today during a conference call that will be available live on the Internet. The conference call is scheduled to begin at 7 a.m. MST (9 a.m. EST). To listen to the live conference call, dial
(877) 582-0446 from the United States or (706) 645-9751 from outside the United States five to 10 minutes prior to the event and reference confirmation code 4205023. A telephone replay will be available for seven days. To listen to the replay, dial (800) 642-1687 from the United States or (706) 645-9291 from outside the United States and reference confirmation code 4205023.

A live audio-only webcast of the conference call will be available through a link at www.UniSourceEnergy.com. Listeners are encouraged to visit the Web site


                                    - MORE -

UNISOURCE ENERGY APPROVES OFFER FROM INVESTORS                 November 24, 2003
                                                                     Page 3 of 4

at least 30 minutes before the event to register, download and install any necessary audio software. A recording of the webcast will be available for 30 days through a link at www.UniSourceEnergy.com.

The limited partners of Saguaro Utility Group, L.P. specialize in making investments on behalf of public and corporate pension funds, endowments, insurance companies and individuals.

KKR is a private investment firm headquartered in New York, London and Menlo Park, California, focused on making long-term investments in attractive businesses to implement value-creating strategies. Founded in 1976, KKR has completed more than 119 transactions in North America and Europe involving in excess of $114 billion in total financing. KKR's investors are primarily institutions, including state and corporate pension funds, banks, insurance companies and university endowments. For more information, visit www.kkr.com.

J.P. Morgan Partners (JPMP), formerly Chase Capital Partners, is a global partnership with approximately $21 billion in capital under management (as of September 30, 2003). It is a leading provider of private equity and has closed over 1,300 individual transactions since its inception in 1984. JPMP has more than 130 investment professionals in eight regional offices throughout the world. J. P. Morgan Partners' primary limited partner is J.P. Morgan Chase & Co. (NYSE: JPM), one of the largest financial institutions in the United States. For more information, visit www.jpmorganpartners.com.

Wachovia Capital Partners (WCP) is the principal investing group of Wachovia Corporation, the nation's fifth-largest financial holding company. Since 1988, WCP has committed approximately $3 billion of capital to more than 200 companies. WCP has offices in Charlotte, NC and New York City. For more information, visit www.wachoviacapitalpartners.com

UniSource Energy's primary subsidiaries include TEP, Arizona's second-largest investor-owned electric utility; UES, an electric and gas utility serving customers in Northern and Southern Arizona; and Millennium Energy Holdings, parent company of UniSource Energy's unregulated energy-related businesses. For more information about UniSource Energy and its subsidiaries visit www.UniSourceEnergy.com.

New Harbor Incorporated and Morgan Stanley & Co. Incorporated acted as financial advisors, and Fennemore Craig, P.C., and Thelen Reid & Priest LLP served as legal counsel to UniSource Energy in connection with the transaction. Credit Suisse First Boston, J.P. Morgan Securities Inc. and Lehman Brothers Inc. acted as financial advisors, and Simpson Thacher & Bartlett LLP and Milbank, Tweed, Hadley & McCloy LLP served as legal counsel to the investor group.

Certain statements included in this news release are intended as "forward looking statements." These statements include assumptions, expectations, predictions intentions or beliefs about future events, particularly regarding the proposed acquisition of UniSource Energy Corporation. UniSource Energy cautions that actual future results may vary materially from those expected or implied in any forward-looking statements. Some of the key factors that could cause actual results to vary materially from those expressed or implied include the receipt of required regulatory approvals, which are significant, and the satisfaction of other conditions precedent to the consummation of the


                                    - MORE -

UNISOURCE ENERGY APPROVES OFFER FROM INVESTORS                 November 24, 2003
                                                                     Page 4 of 4

transaction, including the approval of the transaction by the shareholders of UniSource Energy Corporation, and the availability of financing of the transaction. There can be no assurance that such conditions will be satisfied or that such transaction will be consummated. More information about the risks and uncertainties relating to these forward-looking statements are found in UniSource Energy Corporation's SEC filings, which are available free of charge on the SEC's web site at http://www.sec.gov.

UniSource Energy shareholders are urged to read the proxy statement regarding the proposed transaction when it becomes available because it will contain important information. The proxy statement will be filed with the U.S. Securities and Exchange Commission by UniSource Energy, and stockholders may obtain a free copy of the proxy statement when it becomes available and other documents filed or furnished by UniSource Energy with the SEC at the SEC's web site at www.sec.gov. The proxy statement and other documents filed or furnished by UniSource Energy may also be obtained for free by directing a request to UniSource Energy at (866) 275-4867. Those documents will be mailed to all UniSource Energy shareholders.

UniSource Energy and its directors and executive officers may be deemed to be participants in the solicitation of proxies from UniSource Energy's shareholders in favor of the merger. Investors may obtain a detailed list of names, affiliations and interests of participants in the solicitation of proxies of UniSource Energy shareholders to approve the merger at the following address:
UniSource Energy Tower, 1 S. Church Avenue, Tucson, AZ 85701. Shareholders of UniSource Energy may obtain additional information regarding the interests of the participants by reading the proxy statement when it becomes available.

                           TRANSACTION TALKING POINTS


THE TRANSACTION TREATS UNISOURCE ENERGY SHAREHOLDERS FAIRLY WHILE IMPROVING THE FINANCIAL STRENGTH OF TUCSON ELECTRIC POWER.

Our shareholders will be rewarded for their faith in our company with a healthy 30% per-share premium, allowing them to more rapidly realize the full value of their investments. Resources provided through this transaction will significantly increase TEP's equity, strengthening the company's balance sheet and improving our access to outside capital. Our new investors are interested in building UniSource Energy's value over time as a privately held company. With a stronger balance sheet for TEP and a long-term success focus, UniSource Energy will be in an even better position to provide safe, reliable service to our customers.


TEP AND UES WOULD REMAIN UNDER LOCAL CONTROL.

UniSource Energy will remain an Arizona company, and TEP and UES will continue to operate as local utilities. Our corporate headquarters will remain in Tucson, and the current management team will remain in place. Our new investors like the way our company has been run, and they don't plan on making any significant changes to our employment levels or other local operations. Indeed, they hope to capitalize on the long-term returns that come from our successful business approach.


TEP AND UES REMAIN COMMITTED TO OUR CUSTOMERS AND THE COMMUNITIES WE SERVE.

Our management and employees remain committed to providing our customers with safe, reliable energy and the same high standards of utility operations they are accustomed to receiving from TEP, and now UES. Our new investors also share our interest in improving the quality of life in the communities we serve. They understand, as we do, that our success is linked to the vitality of our service territories. We will continue to play an active role in the Arizona communities we serve.


IN SUMMARY:

Over the past several years, we have succeeded in returning this company to financial stability, while emphasizing a strong commitment to reliability and community service. Those are the qualities that attracted our new investors to UniSource Energy. Their new resources will now allow us to strengthen those commitments while building the company's long-term value.




UniSource Energy shareholders are urged to read the proxy statement regarding the proposed transaction when it becomes available because it will contain important information. The proxy statement will be filed with the U.S. Securities and Exchange Commission by UniSource Energy, and stockholders may obtain a free copy of the proxy statement when it becomes available and other documents filed or furnished by UniSource Energy with the SEC at the SEC's web site at www.sec.gov. The proxy statement and other documents filed or furnished by UniSource Energy may also be obtained for free by directing a request to UniSource Energy at (866) 275-4867. Those documents will be mailed to all UniSource Energy shareholders.

UniSource Energy and its directors and executive officers may be deemed to be participants in the solicitation of proxies from UniSource Energy's shareholders in favor of the merger. Investors may obtain a detailed list of names, affiliations and interests of participants in the solicitation of proxies of UniSource Energy shareholders to approve the merger at the following address:
UniSource Energy Tower, 1 S. Church Avenue, Tucson, AZ 85701. Shareholders of UniSource Energy may obtain additional information regarding the interests of the participants by reading the proxy statement when it becomes available.

                                November 24, 2003


Dear Fellow Employee,

I'd like to share some exciting news with you.

The hard work that delivered this company from the brink of bankruptcy to financial stability has not gone unnoticed. Our efforts have given us a unique opportunity to significantly strengthen Tucson Electric Power Company while remaining true to the fundamental philosophies that contributed to our success.

Our Board of Directors has accepted an investment group's offer to purchase all of UniSource Energy's outstanding shares. If the purchase is approved by our shareholders and endorsed by regulators in a timely fashion, UniSource Energy would become a privately owned company sometime next year.

The group has offered to buy our outstanding stock for $25.25 a share, a healthy premium that allows shareholders to rapidly realize the full value of their investments. The transaction provides up to $260 million of additional capital to TEP, including the retirement of a $95 million inter-company loan from TEP to UniSource Energy. With a stronger balance sheet at TEP and support for our long-term vision, the UniSource Energy companies will be in an even better position to provide safe, reliable service to our customers.

The transaction would leave our local utilities under local control. Our corporate headquarters will remain in Tucson, and our local management team will be retained. Our prospective investors like the way our company has been run, and they don't plan on making any significant changes to our employment levels or other local operations.

Our prospective investors also have committed to supporting our community service programs. They understand that our company's success is linked to the vitality of the communities we serve, and they have embraced the volunteer spirit of our employees.

The investor group consists of three highly regarded firms that make investments on behalf of public and corporate pension funds, endowments, insurance companies and individuals. Members of the group - including Kohlberg Kravis Roberts & Co., J.P. Morgan Partners, LLC and Wachovia Capital Partners - are committed to supporting the long-term success of UniSource Energy. And they plan to do so by keeping our company intact and giving us the resources to achieve the same goals we've been pursuing for years.

We've given our prospective investors good reason to entrust us with their resources. Since TEP encountered serious financial trouble in the early 1990s, we have established UniSource Energy's fundamental strength as a traditional utility company and regained the trust of our shareholders and our customers.

Our achievements left us in an intriguing position. During my regular round of employee meetings two years ago, I noted that we were "too small to be big and too big to be small" and suggested we would look to expand the company through an acquisition strategy.

That vision became a reality this year with our purchase of gas and electric assets from Citizens Communications Company. The transaction dramatically expanded our customer base in the state of Arizona, enhancing our value as a vertically integrated utility company.

Our approach has been received favorably by the Arizona Corporation Commission. The ACC has supported our efforts to strengthen our traditional utility operations through expansion of both our generation and transmission systems.

We recently broke ground on a third unit at TEP's Springerville Generating Station, and we've secured regulatory approval for a fourth unit. We're still pursuing federal approval to build a transmission line that would improve electric service for our new customers in Santa Cruz County. Although the process has been slow and costly, we remain firm in our resolve to complete the line and provide not only reliability to southern Arizona but also an additional international link to our western electric grid.

Our prospective investors have tracked our progress, and they like what they've seen. They want to maintain UniSource Energy's position as a strong local utility company with sound finances, satisfied customers and solid partnerships with the communities we serve.

So what will this transaction mean for you? Will you see drastic changes in your work life, your job description, your retirement plan, your benefits, your supervisor?

In a word, the answer to all of those questions is no. Our day-to-day operations will be largely unaffected by this transaction. Indeed, the most significant change will be our improved access to the resources we need to help us achieve our current objectives and pursue new initiatives that further strengthen our company.

Managing change can be difficult, but this transaction will deliver significant benefits for our company, our customers and our community. I'm confident that you will help ensure that this change in ownership has minimal impact on our customers and on our corporate culture.

I'll be discussing this transaction with employees during a video conference that will begin today at 8:15 a.m. A list of locations where you can participate is included with this letter. A video recording of the conference also will be available for review beginning later today on the TEP Circuit intranet site.

Over the coming weeks, we will work hard to keep you fully informed as this transaction progresses. I've planned a series of meetings with employees to answer any questions you may have regarding the transaction; a schedule of those meetings is attached. We've also set up a special section on the TEP Circuit to distribute information about the purchase. For those without computer access, we'll post printed updates in a variety of locations throughout our company facilities. As always, your department manager is prepared to answer questions or address your concerns.

Thank you for everything you've done to prepare UniSource Energy for this exciting opportunity.

Sincerely,

/s/ James S. Pignatelli

James S. Pignatelli




UniSource Energy shareholders are urged to read the proxy statement regarding the proposed transaction when it becomes available because it will contain important information. The proxy statement will be filed with the U.S. Securities and Exchange Commission by UniSource Energy, and stockholders may obtain a free copy of the proxy statement when it becomes available and other documents filed or furnished by UniSource Energy with the SEC at the SEC's web site at www.sec.gov. The proxy statement and other documents filed or furnished by UniSource Energy may also be obtained for free by directing a request to UniSource Energy at (866) 275-4867. Those documents will be mailed to all UniSource Energy shareholders.

UniSource Energy and its directors and executive officers may be deemed to be participants in the solicitation of proxies from UniSource Energy's shareholders in favor of the merger. Investors may obtain a detailed list of names, affiliations and interests of participants in the solicitation of proxies of UniSource Energy shareholders to approve the merger at the following address:
UniSource Energy Tower, 1 S. Church Avenue, Tucson, AZ 85701. Shareholders of UniSource Energy may obtain additional information regarding the interests of the participants by reading the proxy statement when it becomes available.

                                November 24, 2003


Dear Fellow Employee,

I'd like to share some exciting news with you.

The hard work that has gone into building our company's value has not gone unnoticed. Our efforts have given us a unique opportunity to enhance the long term prospects of UniSource Energy while remaining true to the fundamental philosophies that contributed to our success.

Our Board of Directors has accepted an investment group's offer to purchase all of UniSource Energy's outstanding shares. If the purchase is approved by our shareholders and endorsed by regulators in a timely fashion, UniSource Energy would become a privately owned company sometime next year, and UniSource Energy Services would remain its subsidiary.

The group has offered to buy our outstanding stock for $25.25 a share, a healthy premium that allows shareholders to rapidly realize the full value of their investments. The transaction provides up to $260 million of additional capital to Tucson Electric Power Company, including the retirement of a $95 million inter-company loan from TEP to UniSource Energy. With a stronger balance sheet at TEP and support for our long-term vision, the UniSource Energy companies will be in an even better position to provide safe, reliable service to our customers.

The transaction would leave our local utilities under local control. Our corporate headquarters will remain in Tucson, and our local management team will be retained. Our prospective investors like the way our company has been run, and they don't plan on making any significant changes to our employment levels or other local operations.

Our prospective investors also have committed to supporting our community service programs. They understand that our company's success is linked to the vitality of the communities we serve, and they have embraced the volunteer spirit of our employees.

The investor group consists of three highly regarded firms that specialize in making investments in private companies on behalf of public and corporate pension funds, endowments, insurance companies and individuals. Members of the group - including Kohlberg Kravis Roberts & Co., J.P. Morgan Partners, LLC, and Wachovia Capital Partners - are committed to supporting the long-term success of UniSource Energy. And they plan to do so by keeping our company intact and giving us the resources to achieve the same goals we've been pursuing for years.

We've given our prospective investors good reason to entrust us with their resources. Since TEP encountered serious financial trouble in the early 1990s, we have established UniSource Energy's fundamental strength as a traditional utility company and regained the trust of our shareholders and our customers.

Our achievements left us in an intriguing position. During my regular round of meetings with TEP employees two years ago, I noted that we were "too small to be big and too big to be small" and suggested we would look to expand the company through an acquisition strategy.

That vision became a reality this year with the creation of UES. Our purchase of gas and electric assets from Citizens Communications Company dramatically expanded our customer base in the state of Arizona, enhancing our value as a vertically integrated utility company.

Our approach has been received favorably by the Arizona Corporation Commission. The ACC has supported our efforts to strengthen our traditional utility operations through expansion of both our generation and transmission systems.

We recently broke ground on a third unit at TEP's Springerville Generating Station, and we've secured regulatory approval for a fourth unit. We're still pursuing federal approval to build a transmission line that would improve electric service for our UES customers in Santa Cruz County. Although the process has been slow and costly, we remain firm in our resolve to complete the line and provide not only reliability to southern Arizona but also an additional international link to our western electric grid.

Our prospective investors have tracked our progress, and they like what they've seen. They want to maintain UniSource Energy's position as a strong local utility company with sound finances, satisfied customers and solid partnerships with the communities we serve.

So what will this transaction mean for you? Will you see drastic changes in your work life, your job description, your retirement plan, your benefits, your supervisor?

In a word, the answer to all of those questions is no. Our day-to-day operations will be largely unaffected by this transaction. Indeed, the most significant change will be our improved access to the resources we need to help us achieve our current objectives and pursue new initiatives that further strengthen our company.

Managing change can be difficult, but this transaction will deliver significant benefits for our company, our customers and our community. I'm confident that you will help ensure that this change in ownership has minimal impact on our customers and on our corporate culture.

I'll be discussing this transaction with employees during a video conference that will begin today at 8:15 a.m. A list of UES locations where this conference will be available live is included with this letter. A video recording of the conference will be available to all UES employees later today through a link on your UES Link intranet site.

Over the coming weeks and months, we will work hard to keep you fully informed as this transaction progresses. I've planned a series of meetings with employees to answer any questions you may have regarding the transaction; a schedule of those meetings is attached. We've also set up a special section on the UES Link to distribute information about the purchase. For those without computer access, we'll post printed updates in a variety of locations throughout UES facilities. As always, your department manager is prepared to answer questions or address your concerns.

Thank you for everything you've done to prepare UniSource Energy for this exciting opportunity.

Sincerely,

/s/ James S. Pignatelli

James S. Pignatelli




UniSource Energy shareholders are urged to read the proxy statement regarding the proposed transaction when it becomes available because it will contain important information. The proxy statement will be filed with the U.S. Securities and Exchange Commission by UniSource Energy, and stockholders may obtain a free copy of the proxy statement when it becomes available and other documents filed or furnished by UniSource Energy with the SEC at the SEC's web site at www.sec.gov. The proxy statement and other documents filed or furnished by UniSource Energy may also be obtained for free by directing a request to UniSource Energy at (866) 275-4867. Those documents will be mailed to all UniSource Energy shareholders.

UniSource Energy and its directors and executive officers may be deemed to be participants in the solicitation of proxies from UniSource Energy's shareholders in favor of the merger. Investors may obtain a detailed list of names, affiliations and interests of participants in the solicitation of proxies of UniSource Energy shareholders to approve the merger at the following address:
UniSource Energy Tower, 1 S. Church Avenue, Tucson, AZ 85701. Shareholders of UniSource Energy may obtain additional information regarding the interests of the participants by reading the proxy statement when it becomes available.

Privileged & Confidential                                                      1


MANAGER'S Q&A


TRANSACTION BASICS
------------------

WHAT ACTION DID THE BOARD TAKE?

     The board voted to accept an offer from a group of three leading investment firms to purchase all the outstanding shares of UniSource Energy, subject to shareholder approval and the usual regulatory clearances.

HOW MUCH IS THE GROUP PAYING TO PURCHASE UNISOURCE ENERGY'S SHARES?

     The agreement calls for the investor group to pay $25.25 per share - a premium of 30 percent to Friday's closing price for UNS common stock. With assumption of debt and including other assets, the total value of the transaction is approximately $3 billion.

WHO IS THE PURCHASER?

     The purchaser is an affiliate of Saguaro Utility Group, L.P. The group's general partner is Sage Mountain, L.L.C., an Arizona company managed and owned by Frederick B. Rentschler, former president and chief executive officer of Armour-Dial, Beatrice Companies and Northwest Airlines.

     The group's limited partners are investment funds affiliated with Kohlberg Kravis Roberts & Co., J.P Morgan Partners, LLC, and Wachovia Capital Partners. The limited partners of Saguaro Utility Group, L.P. specialize in making investments on behalf of public and corporate pension funds, endowments, insurance companies and individuals.

HOW WILL THIS CHANGE UNISOURCE ENERGY'S OWNERSHIP?

     Currently, most of our stock is held by mutual fund companies. After the transaction, our company will be privately held by the investor group.

WHAT WILL BE THE PERCENTAGES OF OWNERSHIP BY THE LIMITED PARTNERS AFTER THE TRANSACTION IS COMPLETED?

     After completion of the transaction, KKR would hold approximately 62% of the equity, J.P Morgan Partners about 31% and Wachovia Capital Partners about 7%.

HOW WILL THIS TRANSACTION AFFECT TEP'S FINANCIAL CONDITION?

     The new capital will significantly strengthen the finances of TEP, ensuring that it continues to have the resources to meet the growing needs of consumers and businesses in its service area. With a stronger balance sheet, TEP will be well positioned to remain an efficient, reliable provider of energy services for the region for many years to come.


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Privileged & Confidential                                                      2


STRATEGIC RATIONALE
-------------------

WHY DID UNISOURCE ENERGY ACCEPT THIS OFFER?

     This transaction makes sense for three reasons.

     FIRST, IT DELIVERS A SIGNIFICANT, IMMEDIATE PREMIUM TO SHAREHOLDERS IN CASH. The investor group sees substantial value in our customer-focused strategy, the quality of our management team, the prospects for growth in our region and our strong cash flow.

     SECOND, IT KEEPS OUR UTILITY OPERATIONS UNDER THE SAME LOCAL MANAGEMENT AND AFFIRMS OUR COMMITMENT TO THE ARIZONA COMMUNITIES WE SERVE AND SUPPORT. Each member of the investor group shares UniSource Energy's commitment to remaining a locally controlled utility and an active contributor to a wide range of community programs.

     THIRD, THE TRANSACTION BRINGS TEP INCREASED ACCESS TO CAPITAL, STRENGTHENING OUR ABILITY TO DELIVER ON OUR COMMITMENT TO PROVIDE SAFE, RELIABLE, EFFICIENT ENERGY SERVICES TO OUR CUSTOMERS. With a stronger financial foundation, we will be well positioned to meet our customers' growing needs and remain an important partner in our region's economic development.

WHAT ARE THE INVESTOR GROUP'S STRATEGIC GOALS?

     The investor group seeks long-term appreciation of the portfolio it manages for its investors, which include public and private pension funds, endowments and individuals. They see UniSource Energy as a promising investment because of the growth in our region, the quality of the management team, our focused strategy and our strong cash flow.


APPROVAL PROCESS
----------------

WHEN WILL SHAREHOLDERS VOTE ON THE TRANSACTION?

     We expect the shareholder vote to take place in the second quarter of 2004.

WHAT REGULATORY APPROVALS ARE NEEDED?

     Even though the acquisition does not result in any significant change in TEP's operations, the Arizona Corporation Commission would need to approve the transaction because it is a reorganization of the holding company.

     Other required approvals include the SEC, under the Public Utility Holding Company Act, and FERC. We will also file the required notifications with the Federal Trade Commission and the Department of Justice under Hart-Scott-Rodino antitrust rule, which requires a standard waiting period.


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Privileged & Confidential                                                      3


HOW LONG DO YOU EXPECT THE ENTIRE APPROVAL PROCESS TO TAKE?

     It's too soon to say. Our first concern now is making sure that shareholders and regulators have the information they need to begin their review and assessment. The entire approval process will certainly take several months, perhaps as long as a year.


MANAGEMENT AND CORPORATE STRUCTURE
----------------------------------

WILL THE CURRENT MANAGEMENT OF UNISOURCE ENERGY BE RETAINED?

     Yes. UniSource Energy and TEP will continue to be locally managed companies. The senior management team will remain in place, with James S. Pignatelli continuing to serve as Chairman, President and Chief Executive Officer of UniSource Energy and TEP.

WHERE WILL THE COMPANY'S CORPORATE HEADQUARTERS AND MANAGEMENT BE LOCATED?

     The corporate headquarters and the senior management of the company will remain in Tucson.

WILL UNISOURCE ENERGY STOCK CONTINUE TO BE LISTED ON THE NEW YORK STOCK
EXCHANGE?

     No. After the transaction is completed, the stock will no longer be listed or publicly traded.


EMPLOYEES
---------

HOW WILL THE TRANSACTION BENEFIT EMPLOYEES?

     Strengthening TEP's finances increases its ability to grow and prosper, expanding the career opportunities for our employees. Moreover, this transaction secures the company's future as a locally managed utility that makes the communities it serves its first priority.

HOW WILL OUR MANAGEMENT STRUCTURE CHANGE?

     The current management will remain in place. Our approach to running our business and our commitment to our employees, customers and communities will not change.

WHAT ARE THE PLANS FOR EMPLOYMENT AT UNISOURCE ENERGY'S OPERATIONS? DO YOU EXPECT TO REDUCE STAFF?

     No. This will have no impact on employment levels or our day-to-day operations. We have informed leaders of the IBEW about these changes, and we will keep them informed as we go through the approval process.

WILL EMPLOYEE BENEFITS OR COMPENSATION CHANGE?

     The transaction itself has no impact on benefit or compensation decisions. Our managers have always conducted periodic reexaminations of our benefits and compensation to ensure that our company remains competitive and continues to attract a high-quality workforce. That process will remain unchanged.


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Privileged & Confidential                                                      4


WHAT WILL HAPPEN TO OPTIONS HELD BY EMPLOYEES?

     The agreement calls for all options to vest and be exercised at the close of the transaction, with cash to be paid for the shares received. All unvested options will thus be eligible to be exercised with completion of the transaction.

     Employees who received the 1994 option grants should be aware that these will expire on June 4, 2004, probably in advance of the completion of the transaction. Employees should consult their accountants or a financial advisor about the tax impact of exercising their options. More details on options will be provided soon.


CUSTOMERS
---------

WILL THIS TRANSACTION LEAD TO REQUESTS FOR RATE INCREASES?

     No, the transaction doesn't have any impact on rates. The Arizona Corporation Commission sets our rates, and we are currently operating under a rate cap that extends through 2008.

WHAT DIFFERENCES WILL CUSTOMERS NOTICE AFTER THE TRANSACTION?

     The change will have no impact on our daily operations, so customers will not see any changes in our service or our presence in the community.

HOW DO CUSTOMERS BENEFIT FROM THIS TRANSACTION?

     There are significant long-term benefits for our customers and the communities we serve. This transaction will strengthen TEP's financial foundation, giving us the resources we need to continue to grow with our local economy and provide safe, reliable, efficient energy services.

     There is also a specific commitment on the part of the investor group that ensures UniSource Energy will continue its commitment to community programs. This was a significant factor in the board's decision to approve the transaction.


COMMUNITY INVOLVEMENT
---------------------

TEP AND UNISOURCE ENERGY HAVE MADE COMMITMENTS TO SUPPORT COMMUNITY PROGRAMS. WILL THOSE COMMITMENTS BE KEPT BY THE INVESTOR GROUP?

     Yes, the company will continue its community support. The investor group has made a specific commitment to our involvement with programs that improve our community. This was a significant factor in our directors' decision to approve their offer.


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Privileged & Confidential                                                      5


     UniSource Energy shareholders are urged to read the proxy statement regarding the proposed transaction when it becomes available because it will contain important information. The proxy statement will be filed with the U.S. Securities and Exchange Commission by UniSource Energy, and stockholders may obtain a free copy of the proxy statement when it becomes available and other documents filed or furnished by UniSource Energy with the SEC at the SEC's web site at www.sec.gov. The proxy statement and other documents filed or furnished by UniSource Energy may also be obtained for free by directing a request to UniSource Energy at (866) 275-4867. Those documents will be mailed to all UniSource Energy shareholders.


     UniSource Energy and its directors and executive officers may be deemed to be participants in the solicitation of proxies from UniSource Energy's shareholders in favor of the merger. Investors may obtain a detailed list of names, affiliations and interests of participants in the solicitation of proxies of UniSource Energy shareholders to approve the merger at the following address: UniSource Energy Tower, 1 S. Church Avenue, Tucson, AZ 85701. Shareholders of UniSource Energy may obtain additional information regarding the interests of the participants by reading the proxy statement when it becomes available.

[UNISOURCE LOGO]   UNISOURCE ENERGY
                   NEWS

                             TRANSACTION FACT SHEET

TRANSACTION OVERVIEW
--------------------

     o Investor group will pay $25.25 each for all UniSource Energy shares outstanding, a premium of 30% to the closing price on Friday, Nov. 21, 2003.

     o Total value of transaction, including assumed debt and other costs, is estimated at approximately $3 billion.

     o    Company will continue to be headquartered in Tucson, Arizona

     o Current management will remain in place, headed by Jim Pignatelli, Chairman, President and CEO.

     o    Transaction subject to shareholder vote and regulatory approvals.

BENEFITS
--------

     o Keeps UniSource Energy's utility operations under local management and affirms its commitment to the Arizona communities the company serves and supports.

     o Brings the company as much as $260 million of increased capital, strengthening its ability to provide safe, reliable service to its customers.

     o Delivers a significant, immediate premium to shareholders in a cash transaction.

APPROVAL PROCESS
----------------

     o Shareholder vote on proposed acquisition expected in the second quarter of 2004

     o    Arizona Corporation Commission to review transaction.

     o    Other reviews to be conducted by the SEC and FERC.

     o    Transaction expected to be completed within a year.

INVESTOR GROUP
--------------

     o KOHLBERG KRAVIS ROBERTS & CO. (KKR) is a private investment firm headquartered in New York, London and Menlo Park, California. It is focused on making long-term investments in attractive businesses to implement value-creating strategies. Founded in 1976, KKR has completed more than 119 transactions in North America and Europe involving in excess of $114 billion in total financing. KKR's investors are primarily institutions, including state and corporate pension funds, banks, insurance companies and university endowments. For more information, visit www.kkr.com.

     o J.P. MORGAN PARTNERS, LLC (JPMP) formerly Chase Capital Partners, is a global partnership with approximately $21 billion in capital under management (as of September 30, 2003). It is a leading provider of private equity and has closed over 1,300 individual transactions since its inception in 1984. JPMP has more than 130 investment professionals in eight regional offices throughout the world. JPMorgan Partners' primary limited partner is J.P. Morgan Chase & Co. (NYSE: JPM), one of the largest financial institutions in the United States. For more information, visit www.jpmorganpartners.com.

     o WACHOVIA CAPITAL PARTNERS (WCP) is the principal investing group of Wachovia Corporation, the nation's fifth-largest financial holding company. Since 1988, WCP has committed approximately $3 billion of capital to more than 200 companies. WCP has offices in Charlotte, NC and New York City. For more information, visit www.wachoviacapitalpartners.com




UniSource Energy shareholders are urged to read the proxy statement regarding the proposed transaction when it becomes available because it will contain important information. The proxy statement will be filed with the U.S. Securities and Exchange Commission by UniSource Energy, and stockholders may obtain a free copy of the proxy statement when it becomes available and other documents filed or furnished by UniSource Energy with the SEC at the SEC's web site at www.sec.gov. The proxy statement and other documents filed or furnished by UniSource Energy may also be obtained for free by directing a request to UniSource Energy at (866) 275-4867. Those documents will be mailed to all UniSource Energy shareholders.


UniSource Energy and its directors and executive officers may be deemed to be participants in the solicitation of proxies from UniSource Energy's shareholders in favor of the merger. Investors may obtain a detailed list of names, affiliations and interests of participants in the solicitation of proxies of UniSource Energy shareholders to approve the merger at the following address:
UniSource Energy Tower, 1 S. Church Avenue, Tucson, AZ 85701. Shareholders of UniSource Energy may obtain additional information regarding the interests of the participants by reading the proxy statement when it becomes available.

                    INFORMATION ABOUT EMPLOYEE STOCK OPTIONS


HOW WOULD THE PROPOSED ACQUISITION OF UNISOURCE ENERGY'S OUTSTANDING SHARES AFFECT MY STOCK OPTIONS?

On the effective date of the transaction, which is structured as a merger, all outstanding stock options would be cancelled. Option holders would receive, in cash, an amount equal to the difference between the option exercise price and the "Merger Consideration," times the number of shares subject to the option.

     FOR EXAMPLE: John Doe was awarded an option to purchase 100 shares of UniSource Energy stock (NYSE: UNS) on 7/16/1999, at an exercise price of $12.28. On the merger effective date, John will receive $12.72 (the Merger Consideration of $25.25 minus the option exercise price of $12.28) times 100 shares subject to the option, or a total of $1,272.00. John's cash payment is taxable income. Both state and federal income tax will be withheld from the payment.

Some of the outstanding stock options are incentive stock options. Incentive stock options qualify for long-term capital gain (or loss) if you hold the shares more than 12 months after you exercise the option. You would lose the opportunity to qualify for this preferential tax treatment if your options are cancelled and you are paid in cash as described above.

Holders of options awarded in 1994 should be aware that the merger's effective date may come after those options expire on June 13, 2004. If your options expire before the merger effective date, you won't be eligible for the cash payment described above. Between now and June 13, 2004, you can exercise your options through E*Trade Financial, our stock option plan administrator.

Both vested and unvested options outstanding at the time of the merger would be cashed out as described above. That is to say, you wouldn't lose your unvested options.

More information about exercising your stock options is contained in a notice about stock option exercise which will be mailed to all option holders after Thanksgiving. The notice will include an Options and Awards Summary showing your outstanding stock option awards, the option exercise price associated with each award, and the option expiration date(s).

IF PUBLIC TRADING IN UNS STOCK CEASES, WHAT WOULD HAPPEN TO MY 401(k) INVESTMENT IN COMPANY STOCK?

On the merger effective date, each outstanding share of UNS common stock would be converted into the right to receive $25.25 in cash (the "Merger Consideration"). Your 401(k) plan stock account balance would be converted to cash, and the cash automatically would be invested in a "default" investment fund. You can reallocate those funds and make other modifications to your account by visiting www.401.com or by calling Fidelity at 1-800-835-5098. More information about how the proposed transaction would affect UNS stock held in the 401(k) plan will be distributed before the transaction is closed..




UniSource Energy shareholders are urged to read the proxy statement regarding the proposed transaction when it becomes available because it will contain important information. The proxy statement will be filed with the U.S. Securities and Exchange Commission by UniSource Energy, and stockholders may obtain a free copy of the proxy statement when it becomes available and other documents filed or furnished by UniSource Energy with the SEC at the SEC's web site at www.sec.gov. The proxy statement and other documents filed or furnished by UniSource Energy may also be obtained for free by directing a request to UniSource Energy at (866) 275-4867. Those documents will be mailed to all UniSource Energy shareholders.

UniSource Energy and its directors and executive officers may be deemed to be participants in the solicitation of proxies from UniSource Energy's shareholders in favor of the merger. Investors may obtain a detailed list of names, affiliations and interests of participants in the solicitation of proxies of UniSource Energy shareholders to approve the merger at the following address:
UniSource Energy Tower, 1 S. Church Avenue, Tucson, AZ 85701. Shareholders of UniSource Energy may obtain additional information regarding the interests of the participants by reading the proxy statement when it becomes available.